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                                   EXHIBIT E



             Letter from Stinchfield & Co. dated September 19, 1997
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                               STINCHFIELD & CO.
                           An Accountancy Corporation
                          Certified Public Accountants



September 19, 1997



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Gentlemen:

     We were previously principal accountants for Metro Display Advertising, Inc. and we reported on the financial statements and schedules of Metro Display Advertising, Inc. for the fiscal year ended December 31, 1994 and 1995. On December 10, 1996, we were dismissed as the principal accountants of Metro Display Advertising, Inc. We have read the section entitled "Independent Accountants" in the attached proxy statement of Metro Display, Advertising, Inc. to be distributed in conjunction with the Company's Annual Meeting of Shareholders for 1997 and to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                              Sincerely,

                              STINCHFIELD & CO.


                              By: /s/ Dale L. Stinchfield
                                 -----------------------------
                                 Dale L. Stinchfield,
                                 President